UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2015

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

1055 Washington Blvd., 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Peerless Systems Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 24, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 22, 2014, with Mobius Acquisition, LLC, a Delaware limited liability company (“Parent”), and Mobius Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, on January 13, 2015, Acquisition Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.001 per share, of the Company (“Shares”), at a price of $7.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 13, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Acquisition Sub and Parent on January 13, 2015.

The Offer and withdrawal rights expired immediately after 11:59 p.m., New York City time, on February 11, 2015. Continental Stock Transfer & Trust, in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Parent and Acquisition Sub that 1,839,051 Shares (not including 1,089 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 59.86% of the outstanding Shares on a fully diluted basis. All conditions to the Offer having been satisfied and, on February 12, 2015, Acquisition Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Time (as defined in the Offer), and payment of the Offer Price for such Shares will be made by the Depositary.

On February 12, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Acquisition Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding Share (other than shares held by the Company as treasury stock, held by a subsidiary of the Company or held by Parent or Acquisition Sub, which were canceled without consideration) was canceled and converted into the right to receive an amount in cash equal to the Offer Price.

Each option to purchase Shares (each a “Company Option”) that was outstanding and unvested immediately prior to the Effective Time became fully vested and exercisable. As of the Effective Time, each Company Option that was outstanding and unexercised was canceled in consideration for the right to receive cash consideration equal to the product of (i) the total number of Shares previously subject to such Company Option; and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes. Each share of restricted Company Common Stock that was outstanding and unvested immediately prior to the closing of the Offer became fully vested, and the restrictions thereon lapsed, and all such vested shares of restricted Company Common Stock were treated identically to all other Shares with respect to the payment of the consideration in the Merger.

The aggregate consideration paid in the Offer and Merger was approximately $21,506,548 million, without giving effect to related transaction fees and expenses.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 24, 2014.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be suspended as of the close of business on the Closing Date and that the listing of the Shares on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred and the Company now is a wholly owned subsidiary of Parent. The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, each of the directors of the Company immediately prior to the Effective Time, Timothy E. Brog, Matthew R. Dickman, Jeffrey A. Hammer and Gerald A. Stein voluntarily resigned from the Board of the Directors of the Company and Anthony Bonidy and Lodovico de Visconti were appointed as new directors of the Company under the Company’s Amended and Restated Bylaws (as defined below). In addition, the Company has terminated Timothy Brog from his employment as Chairman of the Board of Directors and Chief Executive Officer, and Yi Tsai from his employment as Chief Financial Officer. Each termination is effective as of March 1, 2015, and at such time Anthony Bonidy will assume the role of Chief Executive Officer and Chairman of the Board of Directors of the Company and Lodovico de Visconti will assume the role of President and Chief Operating Officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 22, 2014, by and among Peerless Systems Corporation, Mobius Acquisition, LLC and Mobius Acquisition Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Peerless Systems Corporation with the SEC on December 24, 2014).

3.1	Amended and Restated Certificate of Incorporation of Peerless Systems Corporation.
3.2	Amended and Restated Bylaws of Peerless Systems Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

	By:	/s/ Yi Tsai
Name: Yi Tsai
Date: February 19, 2015		Title: Chief Financial Officer